July 31, 2000



Agway, Inc.
PO Box 4933
Syracuse, New York  13221
Attn:    Christopher W Fox
         Associate General Counsel

                            Asset Purchase Agreement
                            ------------------------

Gentlemen:

                  In order to facilitate the closing under the Asset Purchase Agreement, dated as of June 20, 1998 (the "Agreement"), by and between Southern States Cooperative, Inc. ("Southern States") and Agway, Inc. ("Agway"), Agway has agreed to accept Southern States' promissory note, in substantially the form attached hereto (the "Note") in satisfaction of a portion of the purchase price for the Purchased Assets to be paid at Closing. This letter is to confirm certain agreements between Agway and Southern States relating to the payment of the purchase price.

                  Southern States and Agway have agreed that:

     a) At Closing, Southern States will deliver the executed Note to Agway in satisfaction of a $13,300,000 portion of the purchase price for the Purchased Assets payable at Closing pursuant to
                  Section 4.4 of the Agreement.

     b) Notwithstanding the provisions of Section 4.4 of the Agreement, the purchase price to be paid for the Purchased Assets at Closing shall be paid as follows: (1) a $13,300,000 portion of the purchase price for the Purchased Assets shall be paid by delivery of the Note to Agway, and (2) the balance shall be paid at the Closing by wire transfer of immediately available funds to Agway's account as provided to Southern States.

                  Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement. The Agreement, except as specifically amended by this letter agreement, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

                  Please sign the enclosed copy of this letter agreement to evidence your agreement to the foregoing.

                                            Very truly yours,


                                           /s/  Wayne A. Boutwell
                                           ----------------------------------
                                           Wayne A. Boutwell
                                           Chief Executive Officer and President

SEEN AND AGREED:

AGWAY, INC.



         /s/  Robert A. Fischer, Jr.
By:      ---------------------------
         Robert A. Fischer, Jr.
         Vice President

                                 PROMISSORY NOTE

$13,300,000                                                   Richmond, Virginia
                                                                   July 31, 2000



         FOR VALUE RECEIVED, SOUTHERN STATES COOPERATIVE, INCORPORATED, a Virginia agricultural cooperative corporation, with offices at 6606 West Broad Street, Richmond, Virginia 23230-1717 (the "Maker'), HEREBY PROMISES TO PAY to the order of Agway, Inc. ("Agway") a Delaware corporation with offices at 333 Butternut Drive, DeWitt, New York 13214 or the holder of this Note (Agway or any subsequent holder of this Note shall hereafter be referred to as the "Holder") on January 31, 2003, or at such earlier date as provided in this Note, the principal sum of THIRTEEN MILLION THREE HUNDRED THOUSAND DOLLARS ($13,300,000) in lawful money of the United States of America in immediately available funds. The Maker also promises to pay interest on the unpaid principal balance of this Note at the rate set forth in this Note on September 30, 2000 and on each December 31, March 31, June 30 and September 30 thereafter and on the date this
Note is paid in full. From and after July 31, 2000, this Note shall bear interest at the greater of (a) the weighted average interest rate (inclusive of any "default" rate) for "Loans" under the terms of the Revolving Credit Agreement, dated as of January 12, 1999, among the Maker, CoBank, ACB, as Bank and in its capacity as Administrative Agent and Documentation Agent, First Union National Bank, as Bank and in its capacity as Syndication Agent, Bank of America, N.A. (formerly NationsBank, N.A.), as Bank and in its capacity as Syndication Agent, NationsBanc Montgomery Securities LLC, in its capacity as Lead Arranger, and the financial institutions as are, or may from time to time become, parties thereto as "Banks", as such Agreement has been amended and may hereafter be amended, restated or supplemented from time to time (together with any other credit agreement that the Maker may hereafter enter into in replacement of or in substitution for such Revolving Credit Agreement) (hereafter referred to as the "Revolving Credit Agreement'), (b) the weighted average interest rate (exclusive of any "default" rate) for loans under the terms of the Master Loan Agreement, dated as of January 1, 1998, by and between Agway, Inc. and CoBank, ACB, as such Agreement has been amended and may hereafter be amended, restated, supplemented, substituted, or replaced from time to time, or (c) the weighted average interest rate (exclusive of any "default" rate) for "Commercial Paper Notes" supported by the letters of credit from the Amended and Restated Letters of Credit and Reimbursement Agreement, dated as of December 10, 1997 by and between Agway, Inc. and Cooperatieve Centrale RaiffeisenBoerenleenbank B.A., "Rabobank Nederland", New York Branch, as such Agreement has been amended and may hereafter be amended, restated, supplemented, substituted, or replaced from time to time. The weighted average interest rate for a quarter shall be calculated based upon the weighted average interest rate on those loans outstanding on the 15th day of the month preceding the first day of each interest period. On the 20th day of the month preceding the first day of each interest period, the Maker and Holder shall exchange calculations of (a),
(b), and (c) above and the higher of those rates will be the applicable rate of interest for the period.

         If the Maker fails to pay any principal amount of this Note when due, whether at stated maturity, by acceleration, or otherwise, the unpaid principal balance then existing on this Note will automatically be increased by five percent (5%) and thereafter the Maker will pay interest on the last day of each month thereafter until the Note is paid on such unpaid principal balance at a rate which is one hundred fifty percent (150%) of the rate that would otherwise be applicable.

         All payments under this Note are payable to Holder at P.O. Box 4933, Syracuse, New York 13221-4933 (Attention: Treasurer of Agway, Inc.) or at such other place as the Holder shall notify the Maker in writing. The Holder reserves the right to require any payment on this Note, whether such payment is of a regular installment or accelerated payment, to be wired by federal funds or other immediately available funds or to be paid at a place other than the above address.

         The Maker covenants and agrees that until all amounts now or hereafter due under the terms of this Note have been paid in full, it will deliver to the Holder, within the time periods provided therein, all of the information and certificates it is obligated to deliver from time to time to the "Administrative Agent" or the "Banks" under the terms of Section 5.10 (A), (B), (C), (F), (H), and (J) of the Revolving Credit Agreement.

         The Maker further covenants and agrees to provide Holder, within one business day of Maker's receipt, with a copy of all notices of default under the Revolving Credit Agreement and all notices of acceleration of the indebtedness due under the Revolving Credit Agreement.

         The Maker further covenants and agrees that if the Maker provides either the "Banks" under the Revolving Credit Agreement or a lender under a future revolving credit agreement (excluding any Qualified Receivables Transaction as that term is defined in the Revolving Credit Agreement) with collateral to secure, in whole or in part, such existing or future indebtedness, the Maker shall provide the Holder with a security interest in Maker's assets to ensure that the indebtedness set forth in this Note shall be ratably secured on a parity with such Banks or lenders.

         The entire unpaid principal balance of this Note and all accrued and unpaid interest thereon will be immediately due and payable upon the occurrence of any of the following events:
   ---

         (1) the Maker defaults in the payment of any installment of interest hereunder and such default continues for a period of five days after the due date; or

         (2) the Maker defaults in the payment of principal on any due date set forth in this Note; or

         (3) the indebtedness owed by the Maker under the Revolving Credit Agreement is declared to be, or otherwise becomes, due and payable prior to its stated maturity date; or

         (4) the Maker fails to perform any covenant or obligation (other than the payment of money) required to be performed by the Maker under this Note, for fifteen (15) days after the Holder has given written notice of such failure to the Maker; or

         (5) the Maker shall generally not be paying debts as they become due or files a petition or seeks relief under or takes advantage of any insolvency law; or makes an assignment for the benefit of creditors; or commences a proceeding for the appointment of a Receiver, Trustee, Liquidator, Custodian, or Conservator of the Maker or of the whole or substantially all of the Maker's property; or the Maker files a petition under any Chapter of the Bankruptcy Reform Act of 1978, as amended, (or any successor statute thereto); or

         (6) a court of competent jurisdiction shall enter an order, judgment, or decree appointing or authorizing a Receiver, Trustee, Liquidator, Custodian, or Conservator of the Maker or of the whole or substantially all of the Maker's property, or enter an order for relief against the Maker in any case commenced under any Chapter of the Bankruptcy Reform of 1978, as amended, and the same is not stayed or discharged within 60 days of entry.

         Upon such acceleration of the entire unpaid principal of this Note together with interest accrued, the Holder may proceed to exercise any rights or remedies that it may have under this Note or such other rights and remedies which the Holder may have at law, equity, or otherwise.

         The Maker reserves the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty.

         This Note evidences a portion of the purchase price the Maker is paying to the Holder for those assets that the Maker is purchasing from Agway pursuant to the Asset Purchase Agreement between the Maker and Agway, dated as of June 20, 2000, as amended and as it may be amended from time to time hereafter (the "Asset Purchase Agreement'). The Maker covenants and agrees that if it sells or otherwise transfers, in an asset securitization transaction, receivables which include receivables hereafter arising ("Agway Receivables") from the sale by Maker of goods and services to dealers pursuant to dealer agreements that are assigned to the Maker pursuant to the Asset Purchase Agreement, including any amendment or replacement thereof, Maker shall promptly, upon the receipt of such proceeds, prepay this Note in an amount equal to the net proceeds received by Maker as a result of the sale or transfer of such Agway Receivables, which amount shall not exceed the unpaid principal and interest.

         If, at any time after January 12, 2001, (a) the aggregate Commitments (as that term is defined in the Revolving Credit Agreement) are increased to an amount in excess of $189 million, or (b) if the Maker has entered into a
Qualified Receivables Transaction (as defined in the Revolving Credit Agreement), and the aggregate Commitments under the Revolving Credit Agreement are increased to an amount in excess of $169 million, then, within ten (10) days of such increase, the Maker shall prepay this Note by an amount equal to such increase.

         Maker and each endorser of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment.

         The Maker hereby agrees to pay on demand all reasonable costs and expenses actually incurred by the Holder collecting the Maker's obligations hereunder or in enforcing or attempting to enforce any of the Holder's rights hereunder in each case after the occurrence and during the continuance of any default in the payment of this Note, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

         No failure on the part of the Holder to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the obligation evidenced hereby by reason of a default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the obligation evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Maker and each endorser hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to, or in conflict with, the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         The indebtedness evidenced by this Note is a purchase money indebtedness and is, therefore, not subject to usury laws. If, however, for whatever reason a court determines that this Note is subject to any state or federal usury law, the following provision shall apply. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Maker and the Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to the Holder, or collected by the Holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if, under any circumstances the Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker or to any other person making such payment on Maker's behalf. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of Maker evidenced hereby, outstanding from time to time, shall to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and the Holder.

         This Note shall be governed by and construed under the laws of the State of New York. The Maker hereby submits to personal jurisdiction in New York for the enforcement of the Maker's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within New York State for the purposes of litigation to enforce such obligations of Maker. Maker hereby agrees that the proper venue for any action brought to enforce, or construe, the provisions of this Note shall be in New York Supreme Court, Onondaga County or United States District Court, Northern District of New York in Syracuse, New York.

         MAKER AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE, OR THE OBLIGATION EVIDENCED BY THIS NOTE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         This Note constitutes the entire understanding between Maker and the Holder and to the extent that any writings not signed by the Holder or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note, the same shall be null and void.

         If any provision of this Note, or the application thereof, will, for any reason and to any extent, be unlawful, invalid or unenforceable, then this Note shall be construed as if such unlawful, invalid or unenforceable provision was not contained herein and the remainder of this Note shall continue in full force and effect and application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         The Maker's indebtedness evidenced by this Note shall rank equally with the indebtedness to the Banks under the Revolving Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer, as of the date first written.


                                     SOUTHERN STATES COOPERATIVE, INCORPORATED

                                     BY: /s/ Wayne A. Boutwell
                                         ---------------------
                                     Name:  Wayne A. Boutwell
                                     Title:  President & Chief Executive Officer
ATTEST:

/s/ K. Gene McClung
-------------------
K. Gene McClung
Group V.P.-Marketing and Logistical Services



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